                                                                 EXHIBIT 10.28

--------------------------------------------------------------------------------


                          WABASH NATIONAL CORPORATION


                                      Re:



        $8,000,000 6.99% Senior Notes, Series B, due December 17, 2001, $22,000,000 Designated Rate Senior Notes, Series C, due March 13, 2002,
        $9,000,000 7.31% Senior Notes, Series D, due December 17, 2004, $3,000,000 Designated Rate Senior Notes, Series E, due March 13, 2005,
        $13,000,000 7.47% Senior Notes, Series F, due December 17, 2006,
        $20,000,000 7.53% Senior Notes, Series G, due December 30, 2008
                                      and
        $25,000,000 7.55% Senior Notes, Series H, due December 17, 2008


                                 ______________

                            NOTE PURCHASE AGREEMENT


                                 _____________



                          Dated as of December 1, 1996



-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

SECTION                                    HEADING                                                                            PAGE

SECTION 1.        AUTHORIZATION OF NOTES; DESIGNATION OF INTEREST RATE FOR SERIES C AND SERIES E NOTES ........................  1

SECTION 2.        SALE AND PURCHASE OF NOTES ..................................................................................  2

SECTION 3.        CLOSINGS ....................................................................................................  3

SECTION 4.        CONDITIONS TO EACH CLOSING ..................................................................................  3

   Section 4.1.      Representations and Warranties  ..........................................................................  3
   Section 4.2.      Performance; No Default ..................................................................................  3
   Section 4.3.      Compliance Certificates ..................................................................................  4
   Section 4.4.      Opinions of Counsel ......................................................................................  4
   Section 4.5.      Purchase Permitted By Applicable Law, etc ................................................................  4
   Section 4.6.      Sale of Other Notes  .....................................................................................  4
   Section 4.7.      Payment of Special Counsel Fees ..........................................................................  5
   Section 4.8.      Private Placement Number .................................................................................  5
   Section 4.9.      Changes in Corporate Structure ...........................................................................  5
   Section 4.10.     Proceedings and Documents  ...............................................................................  5

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...............................................................  5

   Section 5.1.      Organization; Power and Authority ........................................................................  5
   Section 5.2.      Authorization, etc .......................................................................................  5
   Section 5.3.      Disclosure ...............................................................................................  6
   Section 5.4.      Organization and Ownership of Shares of Subsidiaries; Affiliates .........................................  6
   Section 5.5.      Financial Statements .....................................................................................  7
   Section 5.6.      Compliance with Laws, Other Instruments, etc .............................................................  7
   Section 5.7.      Governmental Authorizations, etc .........................................................................  8
   Section 5.8.      Litigation; Observance of Agreements, Statutes and Orders ................................................  8
   Section 5.9.      Taxes ....................................................................................................  8
   Section 5.10.     Title to Property; Leases ................................................................................  8

   Section 5.11.     Licenses, Permits, etc ...................................................................................  9
   Section 5.12.     Compliance with ERISA  ...................................................................................  9
   Section 5.13.     Private Offering by the Company .......................................................................... 10
   Section 5.14.     Use of Proceeds; Margin Regulations ...................................................................... 10
   Section 5.15.     Existing Indebtedness; Future Liens  ..................................................................... 10
   Section 5.16.     Foreign Assets Control Regulations, etc .................................................................. 11
   Section 5.17.     Status under Certain Statutes ............................................................................ 11
   Section 5.18.     Environmental Matters .................................................................................... 11

SECTION 6.        REPRESENTATIONS OF THE PURCHASER  ........................................................................... 12

   Section 6.1.      Purchase for Investment .................................................................................. 12
   Section 6.2.      Source of Funds .......................................................................................... 12

SECTION 7.        INFORMATION AS TO COMPANY ................................................................................... 13

   Section 7.1.      Financial and Business Information ....................................................................... 13
   Section 7.2.      Officer's Certificate .................................................................................... 16
   Section 7.3.      Inspection ............................................................................................... 17

SECTION 8.        PREPAYMENT OF THE NOTES ..................................................................................... 17

   Section 8.1.      Required Prepayments ..................................................................................... 17
   Section 8.2.      Optional Prepayments with Make-Whole Amount .............................................................. 18
   Section 8.3.      Allocation of Partial Prepayments ........................................................................ 18
   Section 8.4.      Maturity; Surrender, etc ................................................................................. 18
   Section 8.5.      Purchase of Notes ........................................................................................ 19
   Section 8.6.      Make-Whole Amount ........................................................................................ 19

SECTION 9.        AFFIRMATIVE COVENANTS ....................................................................................... 20

   Section 9.1.      Compliance with Law ...................................................................................... 20
   Section 9.2.      Insurance ................................................................................................ 20
   Section 9.3.      Maintenance of Properties ................................................................................ 21
   Section 9.4.      Payment of Taxes and Claims .............................................................................. 21
   Section 9.5.      Corporate Existence, etc ................................................................................. 21
   Section 9.6.      Maintenance of Business .................................................................................. 21
   Section 9.7.      Notes to Rank Pari Passu  ................................................................................ 21

SECTION 10.       NEGATIVE COVENANTS .......................................................................................... 22

   Section 10.1.     Consolidated Tangible Net Worth .......................................................................... 22
   Section 10.2.     Funded Debt .............................................................................................. 22

   Section 10.3.     Priority Debt ............................................................................................ 22
   Section 10.4.     Limitation on Liens ...................................................................................... 23
   Section 10.5.     Mergers, Consolidations and Sales of Assets .............................................................. 24
   Section 10.6.     Transactions with Affiliates ............................................................................. 26

SECTION 11.       EVENTS OF DEFAULT  .......................................................................................... 26

SECTION 12.       REMEDIES ON DEFAULT, ETC .................................................................................... 28
   Section 12.1.     Acceleration  ............................................................................................ 28
   Section 12.2.     Other Remedies ........................................................................................... 29
   Section 12.3.     Rescission ............................................................................................... 29
   Section 12.4.     No Waivers or Election of Remedies, Expenses, etc ........................................................ 29

SECTION 13.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ............................................................... 30

   Section 13.1.     Registration of Notes .................................................................................... 30
   Section 13.2.     Transfer and Exchange of Notes  .......................................................................... 30
   Section 13.3.     Replacement of Notes ..................................................................................... 30

SECTION 14.       PAYMENTS ON NOTES ........................................................................................... 31

   Section 14.1.     Place of Payment ......................................................................................... 31
   Section 14.2.     Home Office Payment ...................................................................................... 31

SECTION 15.       EXPENSES, ETC ............................................................................................... 31

   Section 15.1.     Transaction Expenses ..................................................................................... 31
   Section 15.2.     Survival ................................................................................................. 32

SECTION 16.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT ................................................ 32

SECTION 17.       AMENDMENT AND WAIVER ........................................................................................ 32

   Section 17.1.     Requirements ............................................................................................. 32
   Section 17.2.     Solicitation of Holders of Notes ......................................................................... 33
   Section 17.3.     Binding Effect, etc ...................................................................................... 34
   Section 17.4.     Notes Held by Company, etc ............................................................................... 34

SECTION 18.       NOTICES ..................................................................................................... 34


SECTION 19.       REPRODUCTION OF DOCUMENTS ................................................................................... 35

SECTION 20.       CONFIDENTIAL INFORMATION  ................................................................................... 35

SECTION 21.       SUBSTITUTION OF PURCHASER ................................................................................... 36

SECTION 22.       MISCELLANEOUS ............................................................................................... 36

   Section 22.1.     Successors and Assigns ................................................................................... 36
   Section 22.2.     Payments Due on Non-Business Days ........................................................................ 36
   Section 22.3.     Severability ............................................................................................. 37
   Section 22.4.     Construction ............................................................................................. 37
   Section 22.5.     Counterparts ............................................................................................. 37
   Section 22.6.     Governing Law ............................................................................................ 37

Signature ..................................................................................................................... 38

SCHEDULE A          --   INFORMATION RELATING TO PURCHASERS

SCHEDULE B          --   DEFINED TERMS

SCHEDULE 4.9        --   Changes in Corporate Structure

SCHEDULE 5.3        --   Disclosure Materials

SCHEDULE 5.4        --   Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5        --   Financial Statements

SCHEDULE 5.8        --   Certain Litigation

SCHEDULE 5.11       --   Patents, etc.

SCHEDULE 5.14       --   Use of Proceeds

SCHEDULE 5.15       --   Existing Indebtedness

SCHEDULE 10.4       --   Existing Liens

EXHIBIT 1           --   Form of 6.99% Senior Note, Series B, due December 17, 2001

EXHIBIT 2           --   Form of Designated Rate Senior Note, Series C,
                         due March 13, 2002

EXHIBIT 3           --   Form of 7.31% Senior Note, Series D, due December 17, 2004

EXHIBIT 4           --   Form of Designated Rate Senior Note, Series E,
                         due March 13, 2005

EXHIBIT 5           --   Form of 7.47% Senior Note, Series F, due December 17, 2006

EXHIBIT 6           --   Form of 7.53% Senior Note, Series G, due December 30, 2008

EXHIBIT 7           --   Form of 7.55% Senior Note, Series H, due December 17, 2008

EXHIBIT 4.4(A)      --   Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(B)      --   Form of Opinion of Special Indiana Counsel for the Company

EXHIBIT 4.4(C)      --   Form of Opinion of Special Counsel for the Purchasers

                          WABASH NATIONAL CORPORATION
                          1000 SAGAMORE PARKWAY SOUTH
                           LAFAYETTE, INDIANA  47905

                                      Re:

        $8,000,000 6.99% Senior Notes, Series B, due December 17, 2001, $22,000,000 Designated Rate Senior Notes, Series C, due March 13, 2002,
        $9,000,000 7.31% Senior Notes, Series D, due December 17, 2004, $3,000,000 Designated Rate Senior Notes, Series E, due March 13, 2005,
        $13,000,000 7.47% Senior Notes, Series F, due December 17, 2006,
        $20,000,000 7.53% Senior Notes, Series G, due December 30, 2008
                                      and
        $25,000,000 7.55% Senior Notes, Series H, due December 17, 2008

                                                                     Dated as of
                                                                December 1, 1996


TO EACH OF THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     WABASH NATIONAL CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES; DESIGNATION OF INTEREST RATE FOR SERIES C AND SERIES E NOTES.

     (a) The Company will authorize the issue and sale of (a) $8,000,000 aggregate principal amount of its 6.99% Senior Notes, Series B, due December 17, 2001 (the "Series B Notes"), (b) $22,000,000 aggregate principal amount of its Designated Rate Senior Notes, Series C, due March 13, 2002 (the "Series C Notes"), (c) $9,000,000 aggregate principal amount of its 7.31% Senior Notes, Series D, due December 17, 2004 (the "Series D Notes"), (d) $3,000,000 aggregate principal amount of its Designated Rate Senior Notes, Series E, due March 13, 2005 (the "Series E Notes"), (e) $13,000,000 aggregate principal amount of its 7.47% Senior Notes, Series F, due December 17, 2006 (the "Series F Notes"), (f) $20,000,000 aggregate principal amount of its 7.53% Senior Notes, Series G, due December 30, 2008 (the "Series G Notes"), and (g) $25,000,000 aggregate principal amount of its 7.55% Senior Notes, Series H, due December 17, 2008 (the "Series H Notes"; the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H

Notes being hereinafter collectively referred to as the "Notes"), such term to include any such notes issued in substitution therefor pursuant to SECTION 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in EXHIBITS 1, 2, 3, 4, 5, 6 and 7, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in SCHEDULE B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a SCHEDULE or an EXHIBIT attached to this Agreement.

     (b) The Company agrees with the Institutional Investors which are scheduled to purchase the Series C Notes (the "Series C Institutional Investors") and the Series E Notes (the "Series E Institutional Investors") on the date of the third Closing as set forth opposite their respective names on SCHEDULE A that the interest rate to be payable on and in respect of the Series C Notes and the Series E Notes (individually, the "Series C Designated Rate" and the "Series E Designated Rate" and collectively the "Designated Rates") will be set and agreed upon at 10:00 A.M. (New York City time) on March 11, 1997. The Series C Designated Rate will be set and agreed upon by the Company and the Series C Institutional Investors and the Series E Designated Rate will be set and agreed upon by the Company and the Series E Institutional Investors. The Series C Designated Rate will be .75% over the yield to maturity implied by yields reported as of 10:00 A.M. (New York City time) on March 11, 1997 on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity most nearly equal to the five year maturity date of the Series C Notes or if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, then the Series C Designated Rate shall be such interest rate as shall otherwise be agreed upon by the Company and the Series C Institutional Investors. The Series E Designated Rate will be .85% over the yield to maturity implied by the yields reported as of 10:00 A.M. (New York City time) on March 11, 1997 on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity most nearly equal to the eight year maturity date of the Series E Notes or if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, then the Series E Designated Rate shall be such interest rate as shall otherwise be agreed upon by the Company and the Series E Institutional Investors. Not more than ten nor less than five Business Days prior to March 11, 1997 the Company will send a notice to the Series C Institutional Investors and the Series E Institutional Investors confirming the date and time at which the Designated Rates will be set. On March 11, 1997 the Company will initiate a telephonic conference call with the Series C Institutional Investors and the Series E Institutional Investors to set the Designated Rates in the manner herein contemplated.

SECTION 2. SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing or Closings, as the case may be, provided for in SECTION 3, Notes in the principal amount and of the series specified opposite your name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in SCHEDULE A (the "Other Purchasers"), providing for the sale at such Closing or Closings, as the case may be, to each of the Other Purchasers of Notes in the principal amount and of the series specified opposite its name in SCHEDULE A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3. CLOSINGS.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, on the date or dates set forth opposite your name on SCHEDULE A, the first of which shall occur on December 17, 1996, the second of which shall occur on December 30, 1996 and the third of which shall occur on March 13, 1997 (individually, each called the "Closing" and collectively the "Closings") or in the case of each such Closing on such other Business Day thereafter on or prior to March 31, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At each Closing the Company will deliver to you the Notes of the series to be purchased by you on the date of such Closing in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of such Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 56-90021 for the account of Wabash National Corporation at First Chicago NBD Bank, Chicago, Illinois, ABA No. 071000013. If at any Closing on which you are scheduled to purchase Notes, the Company shall fail to tender such Notes to you as provided above in this SECTION 3, or any of the conditions specified in SECTION 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO EACH CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing or Closings on which you are scheduled to purchase and pay for such Notes is subject to the fulfillment to your satisfaction, prior to or at such Closing or Closings, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.

     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any covenant contained in SECTIONS 9 or 10 hereof had such SECTIONS applied since such date.

     Section 4.3. Compliance Certificates.

     (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of such Closing, certifying that the conditions specified in SECTIONS 4.1, 4.2 and 4.9 have been fulfilled.

     (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

     Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Hogan & Hartson L.L.P., independent counsel for the Company, covering the matters set forth in EXHIBIT 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from Gambs Mucker Bauman & Seeger, special Indiana counsel to the Company, covering the matters set forth in EXHIBIT 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in EXHIBIT 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

     Section 4.5. Purchase Permitted By Applicable Law, etc. On the date of such Closing your purchase of Notes scheduled to be sold to you on the date of such Closing shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes. (a) Contemporaneously with such Closing, the Company shall sell to the Other Purchasers scheduled to purchase Notes on the date of such Closing, and such Other Purchasers shall purchase, the Notes to be purchased by them at such Closing as specified in SCHEDULE A.

     (b) On the date of each Closing consummated prior to the date of such Closing, the Company shall have sold all of the Notes as specified in SCHEDULE A on the date of such prior Closing.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of SECTION 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of your special counsel referred to in SECTION 4.4 incurred in connection with the preparation of this Agreement, the Other Agreements and matters incident thereto to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

     Section 4.8. Private Placement Number. On or prior to the date of the first Closing, a Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

     Section 4.9. Changes in Corporate Structure.  Except as specified in
SCHEDULE 4.9, the Company shall on the date of such Closing not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in SCHEDULE 5.5.

     Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement on the date of such Closing and on the date of each prior Closing and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof against value therefor each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company, through its agent, Salomon Brothers Inc, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated October 15, 1996 (the "Memorandum"), relating to the transactions contemplated hereby. Except as disclosed in SCHEDULE 5.3, the Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in SCHEDULE 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby, including, without limitation, the December 31, 1995 SEC Form 10-K (including all documents incorporated by reference therein), the March 31, 1996 SEC

Form 10-Q, June 30, 1996 SEC Form 10-Q and the September 30, 1996 SEC Form 10-Q of the Company, and the financial statements listed in SCHEDULE 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in SCHEDULE 5.3, or in one of the documents, certificates or other writings identified therein, or in the March 31, 1996, June 30, 1996 or September 30, 1996 SEC Forms 10-Q or in the financial statements listed in SCHEDULE 5.5, since December 31, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) SCHEDULE 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and executive officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in SCHEDULE 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.4).

     (c) Each Subsidiary identified in SCHEDULE 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on SCHEDULE 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on SCHEDULE 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such SCHEDULE and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, etc. (a) The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     (b) The Notes and all other obligations under this Agreement of the Company are direct and unsecured obligations of the Company ranking pari passu with all other existing unsecured Indebtedness of the Company (actual or contingent) which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of the Company.

     Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in SCHEDULE 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1992.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material (other than assets subject to Capitalized Leases), including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, etc.  Except as disclosed in SCHEDULE
5.11,

     (a) the Company and its Subsidiaries own, possess or have the lawful right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect;

     (b) to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

     (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The terms "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting

Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a)(1) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this SECTION 5.12(E) is made in reliance upon and subject to (i) the accuracy of your representation in
SECTION 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

     Section 5.13. Private Offering by the Company. Neither the Company nor Salomon Brothers Inc (the only Person authorized or employed by the Company as agent, broker, dealer, financial advisor or otherwise in connection with the offering or sale of the Notes or similar securities of the Company) has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 100 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any agent acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in SCHEDULE 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), other than the shares of Common Stock, par value $0.01 per share, of the Company which are purchased for the purpose of retiring such shares, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock (excluding shares of Common Stock, par value $0.01 per share, of the Company which have been retired) does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this SECTION 5.14, the terms

"margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G, but shall not include the aforesaid shares of Common Stock.

     Section 5.15. Existing Indebtedness; Future Liens. (a) SCHEDULE 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries aggregating in excess of $50,000 as of December 6, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in SCHEDULE 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by SECTION 10.3.

     Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended (the "ICA"), or the Federal Power Act, as amended, except that Continental Transit Corp. is subject to regulation under the ICA.

     Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

           (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

           (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

           (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

     Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds managed by you and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

           (a) if you are an insurance company, the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

           (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

           (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
      (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

           (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

           (e) the Source is a governmental plan; or

           (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

           (g) the Source does not include assets of any employee benefit plan that is subject to ERISA.

     If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (c),
(d) or (f) above, the Company shall deliver on the date of Closing on which you are scheduled to purchase Notes and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (c) or (f) above, or (ii) with respect to any plan, identified pursuant to paragraph (d) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (d) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this SECTION 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

           (a) Quarterly Statements -- promptly upon their availability and in any event within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                 (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                 (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 7.1(a);

           (b) Annual Statements -- promptly upon their availability and in any event within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                 (i) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

                 (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                       (A) by an opinion thereon of independent certified
                  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP (except for any change in the application of GAAP discussed therein or in the Notes thereto with which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                       (B) a certificate of such accountants stating that they
                  have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this
      SECTION 7.1(b);

           (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (other than registration statements relating to employee benefit plans on Form S-8 and otherwise without exhibits except as expressly requested by such holder), and each related final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

           (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

           (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                 (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                 (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer

            Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                 (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

           (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

           (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(a) or SECTION 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

           (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of SECTIONS 10.1 through SECTION 10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such SECTION, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such SECTIONS, and the calculation of the amount, ratio or percentage then in existence); and

           (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

           (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

           (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

     Section 8.1. Required Prepayments. (a) On December 30, 2006 and December 30, 2007 the Company will prepay $6,666,667 principal amount (or such lesser principal amount as shall then be outstanding) of the Series G Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series G Notes pursuant to SECTION 8.2 or purchase of the Series G Notes permitted by SECTION 8.5 the principal amount of each required prepayment of the Series G Notes becoming due under this SECTION 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series G Notes is reduced as a result of such prepayment or purchase.

     (b) On December 17, 2007 the Company will prepay $12,500,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series H Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series H Notes pursuant to SECTION 8.2 or purchase of the Series H Notes permitted by SECTION
8.5 the principal amount of each required prepayment of the Series H Notes becoming due under this SECTION 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series H Notes is reduced as a result of such prepayment or purchase.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment (but if in the case of a partial prepayment, then against each series of Notes in proportion to the aggregate principal amount outstanding on each series), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this SECTION 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify (a) such date, (b) the aggregate principal amount of the Notes to be prepaid on such date, (c) the principal amount of each series of Notes to be prepaid and the principal amount of each Note held by such holder to be prepaid (in each case determined in accordance with SECTION 8.3), and (d) the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be: (a) allocated among each series of Notes in proportion to the aggregate unpaid principal amount of each such series of Notes, and (b) allocated pro rata among all of the holders of each series of Notes at the time outstanding in accordance with the unpaid principal amount thereof.

     Section 8.4. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this SECTION 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any series of the outstanding Notes or any part or portion of any thereof, except upon the payment or prepayment of each series of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

           "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

           "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

           "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

           "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

           "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 8.2 or 12.1.

           "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.


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


     The Company covenants that from and after the date of the first Closing and continuing so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations and comparable size engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this
SECTION 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
SECTION 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.6. Maintenance of Business. The Company will continue, and will cause each Subsidiary to continue, to engage primarily in the material lines of business which the Company and its Subsidiaries operate, respectively, as of the date hereof.

     Section 9.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

SECTION 10. NEGATIVE COVENANTS.

     The Company covenants that from and after the date of the first Closing and continuing so long as any of the Notes are outstanding:

     Section 10.1. Consolidated Tangible Net Worth. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (a) $135,000,000 plus (b) 25% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after December 31, 2000; provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made on the sum to be maintained pursuant hereto.

     Section 10.2. Funded Debt.

     The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Funded Debt, except:

           (a) the Notes;

           (b) Funded Debt existing on the date of the first Closing, all of which is set forth on SCHEDULE 5.15 hereto, and any renewals, extensions and refundings thereof, provided that the principal amount thereof shall not be increased; and

           (c) other Funded Debt;

provided that, in the case of (a), (b) or (c), immediately after giving effect to the creation, issuance, assumption, guarantee or incurrence of such Funded
Debt: (i) the aggregate amount of all Funded Debt of the Company and its Subsidiaries on a consolidated basis does not exceed 60% of Consolidated Total Capitalization determined as of the end of the immediately prior fiscal quarter, and (ii) if such Funded Debt is Priority Debt, such creation, issuance, assumption, guarantee or incurrence is permitted by SECTION 10.3.

     Section 10.3. Priority Debt. The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Priority Debt unless (a) the aggregate amount of all Priority Debt outstanding at any time does not exceed 20% of Consolidated Tangible Net Worth at such time, and (b) the creation, issuance, assumption, guarantee or incurrence of such Priority Debt is permitted by SECTION 10.2.

     Section 10.4. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

           (a) Liens for taxes, assessments or other governmental charges or levies not yet due or payable to the extent that nonpayment thereof is permitted under the provisions of SECTION 9.4 hereof;

           (b) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings, provided that the enforcement of such Liens is effectively stayed by such contest;

           (c) other Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property which are not incurred in connection with the incurrence of Indebtedness and which do not in the aggregate materially impair the use of such property in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purposes of such business;

           (d) any Lien existing on property of the Company or any Subsidiary on the date of the first Closing, all of which are described in SCHEDULE
      10.4 hereto;

           (e) Liens on property of a Subsidiary to secure obligations of such Subsidiary to the Company or another Wholly-Owned Subsidiary;

           (f) any Lien renewing, extending or refunding any Lien permitted by clause (d) of this SECTION 10.4, provided that the principal amount of the obligations secured thereby is not increased and the Lien is not extended to other property;

           (g) (i) any Lien on property or on rights relating thereto to secure all or a part of the purchase price or cost of the construction of, or Indebtedness incurred to pay all or a portion of the purchase price or cost of construction of, such property, which Liens are created contemporaneously with, or within 180 days after, such acquisition or the completion of such construction by the Company or a Subsidiary, (ii) any Lien on property existing on such property at the time of acquisition thereof whether or not the Indebtedness secured thereby is assumed by the Company or such Subsidiary, or (iii) any Lien existing on the property of a corporation at the time such corporation is merged into or consolidated with the Company or a Subsidiary or existing on the property of a corporation or firm at the time of a sale, lease or other disposition of the properties of such corporation or firm as an entirety or substantially as an entirety to the Company or a Subsidiary; provided, however, that, in each case the obligations secured by any such Lien shall not exceed the lesser of the total acquisition or purchase price or cost of construction or improvement, as the case may be, or 100% of the fair market value of the related property at the time of such acquisition, completion or construction, merger, consolidation, sale, lease or other disposition (as determined in good faith by a Responsible Officer of the Company), and any such Lien shall attach solely to the property acquired or constructed; and

           (h) Liens securing other Priority Debt permitted under SECTION 10.3.

     Section 10.5. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

           (i) any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

           (ii) the Company may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger (the "surviving corporation") is solvent and organized under the laws of any state of the United States or the District of Columbia,
      (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such consolidation or merger and immediately after giving effect thereto: (A) no Default or Event of Default would exist and (B) the surviving corporation would be permitted by the applicable provisions of SECTION 10.2(C) to incur at least $1.00 of additional Funded Debt.

     (b) The Company will not, and will not permit any of its Subsidiaries to, Transfer any of its property if, after giving effect to such Transfer, the aggregate Value of all property Transferred (other than as permitted by clauses
(i), (ii) or (iii) of this SECTION 10.5(B) on or after the date of the first Closing shall exceed 25% of Consolidated Total Assets determined as of and based upon the Company's September 30, 1996 SEC Form 10-Q, except:

           (i) the Transfer in the ordinary course of business of (1) inventory held for sale or (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or such Subsidiary or that is obsolete;

           (ii) the Company or any Subsidiary may sell its accounts receivable for fair market value, without recourse, to: (1) a bank or other financial institution or (2) any other Person in a transaction in which a bank or other financial institution their purchases such accounts receivable in a transaction or transactions relating to the sale by the Company or such Subsidiary to such Person of such accounts receivable;

           (iii) any Subsidiary may Transfer property to the Company or another Wholly-Owned Subsidiary; and

           (iv) either: (1) prior to, or contemporaneously with, such Transfer the Company shall have delivered to each holder of a Note an Officer's Certificate certifying that the Company is electing to use the Excess Net Proceeds from such Transfer in the manner provided in this clause (1) and, within one year after the date of such Transfer, the Company or the Subsidiary making such Transfer shall have used such Excess Net Proceeds to acquire other property useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in
      SECTION 9.6 and having a fair market value at least equal to the Value of the property Transferred, provided that such acquired property shall not be subject to any Lien to any greater extent than the Liens to which the property transferred was subject or (2) the Company shall not less than 30 days nor more than 60 days prior to the date of such Transfer offer pursuant to a written notice (the "Asset Disposition Prepayment Notice") to apply on a pro rata basis the Excess Net Proceeds to which such assets relate towards the prepayment of all outstanding Senior Funded Debt of the Company (including, without limitation, the Notes, together with accrued interest thereon, but without premium). Such Asset Disposition Prepayment Notice shall specify (A) a date (the "Asset Disposition Prepayment Date"), which shall be not less than 120 days nor more than 180 days following the date of such Asset Disposition Prepayment Notice, on which the Company will apply such Excess Net Proceeds to the prepayment on a pro rata basis of all of the outstanding Senior Funded Debt of the Company held by any Person which accepts such offer of prepayment and (B) a date, which shall be not more than 60 days nor less than 30 days prior to such Asset Disposition Prepayment Date, on which each holder of Senior Funded Debt of the Company must accept or decline such offer of prepayment. Without limiting the foregoing, the Company shall, not more than 15 days nor less than 10 days prior to such Asset Disposition Prepayment Date, send a second written notice (the "Secondary Asset Disposition Prepayment Notice") to all holders of outstanding Senior Funded Debt of the Company notifying each such holder of the decision of each other holder of Senior Funded Debt of the Company to accept or reject such offer of prepayment and in such Secondary Asset Disposition Prepayment Notice offer to each holder of outstanding Senior Funded Debt to apply on a pro rata basis the amount of such Excess Net Proceeds which will not be applied to such prepayment by virtue of any such holder of Senior Funded Debt having declined the original offer of prepayment. On such Asset Disposition Prepayment Date, the Company shall apply the amount of such Excess Net Proceeds which has been agreed or deemed to be agreed by holders of Senior Funded Debt of the Company pursuant to any agreement pursuant to which any such Senior Funded Debt is outstanding shall be applied to the prepayment of Senior Funded Debt held by each holder thereof which has accepted or been so deemed to accept such initial offer of prepayment or such initial offer and such secondary offer of prepayment, as the case may be, to the prepayment of Senior Funded Debt as and to the extent herein contemplated. It is understood and agreed by the Company and each holder of the Notes by its acceptance thereof that any such holder may decline any such offer of prepayment, that the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to decline such prepayment and that if any such offer is so accepted, the Excess Net Proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid without premium pursuant to SECTION 8.2, notwithstanding that the terms and provisions of said SECTION 8.2 contemplate that any prepayment pursuant thereto shall be with a premium.

     Section 10.6. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 11. EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

           (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

           (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

           (c) the Company defaults in the performance of or compliance with any term contained in SECTIONS 7.1(D) or 10.1 through 10.5; or

           (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
      (a), (b) and (c) of this SECTION 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

           (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

           (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $2,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $2,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or
      (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $2,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

           (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
      (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

           (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

           (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

           (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or
      (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in SECTION 11(J), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of SECTION 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 35% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of SECTION 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this SECTION 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of SECTION 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1, 2, 3, 4, 5, 6 or 7, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
SECTION 6.2.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

           (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, (i) an Institutional Investor or (ii) another holder of a Note which has a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

           (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

     Section 14.1. Place of Payment. Subject to SECTION 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of a bank or trust company in such jurisdiction which the Company agrees to designate at any time when there is any holder of any Note not entitled to the benefits of
SECTION 14.2. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in SCHEDULE A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 14.1.
Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to
SECTION 13.2. The Company will afford the benefits of this SECTION 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this SECTION 14.2.

SECTION 15. EXPENSES, ETC.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all out-of-pocket costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     Section 15.2. Survival. The obligations of the Company under this SECTION 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, provided that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of SECTION 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of SECTIONS 8, 11(a), 11(b), 12, 17 or 20; and provided further that, anything contained in this SECTION 17 to the contrary notwithstanding, if for any reason whatsoever it becomes necessary or appropriate to enter into any amendment of this Agreement or any waiver with respect to compliance herewith by the Company during the period from and including the date of the first Closing through and including the earlier of the date of the third Closing and March 31, 1997 (the "Series C and Series E Note Cut-Off Date"): (1) Principal Mutual Life Insurance Company shall be deemed to be the holder of $24,000,000 aggregate principal amount of outstanding Notes and Great-West Life & Annuity Insurance Company shall be deemed to be the holder of $13,000,000 aggregate principal amount of outstanding Notes (i) for purposes of any determination of the percentage of holders of the Notes required to grant or deny such requested amendment or waiver and (ii) for purposes of any determination of any payment of remuneration, whether by way of supplemental or additional interest, fee or otherwise pursuant to SECTION 17.2(B), notwithstanding that the issuance, sale and delivery of the Notes on the date of the third Closing has not been consummated at the time such amendment or waiver is requested or such payment of remuneration is determined pursuant to SECTION 17.2(B), and (2) if for any reason whatsoever, the Notes to be issued to Principal Mutual Life Insurance Company or to Great-West Life & Annuity Insurance Company are not issued on or prior to the Series C and Series E Note Cut-Off Date, any such amendment or waiver entered into as contemplated by the foregoing clause (1)(i) of this SECTION 17.1 shall, at the option of the Required Holders, be deemed null and void.

     Section 17.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of any series of the Notes as consideration for or as an inducement to the entering into by such holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of each series of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this SECTION 17 applies equally to all holders of each series of Notes and is binding upon them and upon each future holder of any Note of any series and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note of any series nor any delay in exercising any rights hereunder or under any Note of any series shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes of any series directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

           (i) if to you or your nominee, to you or it at the address specified for such communications in SCHEDULE A, or at such other address as you or it shall have specified to the Company in writing,

           (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

           (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this SECTION 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.


     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

     For the purposes of this SECTION 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under SECTION 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),
(ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
SECTION 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this SECTION 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this SECTION 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this SECTION
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                           *     *     *     *     *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                             Very truly yours,

                                             WABASH NATIONAL CORPORATION


                                             By
                                                [Title]

The foregoing is hereby agreed
to as of the date thereof.

[VARIATION]

By _______________________________

     [Title]

                                 DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the SECTION hereof following such term:

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Asset Disposition Prepayment Date" is defined in SECTION 10.5(B)(IV).

     "Asset Disposition Prepayment Notice" is defined in SECTION 10.5(B)(IV).

     "Business Day" means (a) for the purposes of SECTION 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Indianapolis, Indiana are required or authorized to be closed.

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Closing" and "Closings" are defined in SECTION 3.


                                   SCHEDULE B
                          (to Note Purchase Agreement)

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Wabash National Corporation, a Delaware corporation.

     "Confidential Information" is defined in SECTION 20.

     "Consolidated Funded Debt" means Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     "Consolidated Tangible Net Worth" means as of the date of any determination thereof, the arithmetic sum of:

           (a) the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of deficit) the surplus and retained earnings of the Company and its Subsidiaries,

     PLUS

           (b) minority interests and deferred taxes of the Company and its Subsidiaries,

     MINUS

           (c) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and its Subsidiaries, to wit:

                 (i) the incremental increase in an asset resulting from any reappraisal, revaluation or write-up of assets (other than any revaluation or write-up of assets in accordance with GAAP); and

                 (ii) goodwill, patents, patent applications, permits,
            trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational

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


            expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" acquired by the Company or any Subsidiary after the date of the first Closing to the extent and in the amount by which the fair market value thereof is in excess of 10% of Consolidated Total Assets as of any date of determination of Consolidated Total Assets;

      all determined in accordance with GAAP.

     "Consolidated Total Assets" means as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capitalization" means as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Tangible Net Worth.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 8.99% per annum in the case of the Series B Notes, the Series C Designated Rate plus 2% per annum in the case of the Series C Notes, 9.31% per annum in the case of the Series D Notes, the Series E Designated Rate plus 2% per annum in the case of the Series E Notes, 9.47% per annum in the case of the Series F Notes, 9.53% per annum in the case of the Series G Notes and 9.55% per annum in the case of the Series H Notes or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Bank of New York in New York City, New York as its "base" or "prime" rate.

     "Designated Rate" is defined in SECTION 1(b).

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in SECTION 11.

     "Excess Net Proceeds" means, with respect to any Transfer of property, the Net Proceeds from such Transfer to the extent attributable to property Transferred in excess of the limitation imposed by the provisions of the introductory portion of SECTION 10.5(B).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Funded Debt" of any Person means all Indebtedness of such Person which would, in accordance with GAAP, constitute long-term Indebtedness, including, without limitation (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including in any event all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, and all Indebtedness of such Person outstanding under any revolving credit, line of credit, commercial extension of credit or similar agreement between such Person and an Institutional Investor which is classified as long-term in accordance with GAAP, (b) all Capitalized Rentals of such Person, (c) all Guaranties by such Person of Funded Debt of others, and (d) all Indebtedness of such Person outstanding under any revolving credit, line of credit, commercial extension of credit or similar agreement between such Person and an Institutional Investor, whether or not classified as long-term or short-term Indebtedness, if, during the 365-day period immediately preceding the date of any determination of Funded Debt of such Person, there shall not have been a period of at least 30 consecutive days during which Indebtedness of such Person outstanding under such revolving credit, line of credit, commercial extension of credit or similar agreement is equal to zero, in which event there shall be included in such determination of Funded Debt an amount equal to the highest aggregate amount of all such Indebtedness outstanding during any period of 30 consecutive days selected by such Person during such preceding 365-day period.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

           (a) the government of


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


                 (i) the United States of America or any State or other
            political subdivision thereof, or

                 (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

           (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

           (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

           (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

           (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

           (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to
SECTION 13.1.

     "Indebtedness" means, with respect to any Person, without duplication,

           (a) its liabilities for borrowed money;

           (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

           (c) its Capitalized Rentals;

           (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

           (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. In no event shall Indebtedness include Unfunded Pension Liability of any Plan of the Company and its Subsidiaries, which amount, as of December 31, 1995, was zero.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Investments" means all investments in cash or by delivery of property, made directly or indirectly in any property or assets or any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance or capital contribution or otherwise; provided "Investments" shall not mean or include routine investments and property to be used or consumed in the ordinary course of business.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in SECTION 8.6.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     "Memorandum" is defined in SECTION 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Proceeds" means, with respect to any Transfer of any property by any Person, an amount equal to the excess of (a) the aggregate amount of all consideration (valued at the fair market value of such consideration at the time of consummation of such Transfer) received by such Person in respect of such Transfer, over (b) the ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     "Notes" is defined in SECTION 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in SECTION 2.

     "Other Purchasers" is defined in SECTION 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Priority Debt" means (i) all Indebtedness of the Company or any Subsidiary secured by a Lien on any property of the Company or any Subsidiary, excluding Indebtedness secured by Liens permitted by clauses (a), (c), (d),
(e), (f) or (g) of SECTION 10.4, but including Indebtedness secured by Liens permitted by clauses (b) or (h) of SECTION 10.4, and (ii) all Indebtedness of Subsidiaries.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

     "Secondary Asset Disposition Prepayment Notice" is defined in SECTION 10.5(B)(IV).

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Senior Funded Debt" of any Person means Funded Debt of such Person which is not expressed to be subordinate or junior in rank to any other Funded Debt of such Person.

     "Series B Notes" is defined in SECTION 1.

     "Series C Notes" is defined in SECTION 1.

     "Series D Notes" is defined in SECTION 1.

     "Series E Notes" is defined in SECTION 1.

     "Series F Notes" is defined in SECTION 1.

     "Series G Notes" is defined in SECTION 1.

     "Series H Notes" is defined in SECTION 1.

     "Series C Note and Series E Note Cut-Off Date" is defined in SECTION 17.1

     "Series C Designated Rate" is defined in SECTION 1(B).

     "Series E Designated Rate" is defined in SECTION 1(B).

     "Series C Institutional Investors" is defined in SECTION 1(B).

     "Series E Institutional Investors" is defined in SECTION 1(B).

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Transfer" means, with respect to any property, the sale, exchange, conveyance, lease, transfer or other disposition of such property.


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


     "Unfunded Pension Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

     "Value" means, with respect to any property on any date, the greater of the book value of such property on such date or the fair market value of such property on such date.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.



                                      B-59



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                                 EXHIBIT 4.4(c)
                          (to Note Purchase Agreement)